UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2006, CryoLife, Inc. ("CryoLife") entered into an agreement that settled a previously reported dispute by CryoLife against St. Paul Insurance Company. The dispute involved losses stemming from amounts paid in 2005 by CryoLife.  In reaching the agreement, no liability was admitted by any party.  Pursuant to the agreement, in consideration of mutual releases, and in settlement of all disputes between the parties, St. Paul agreed to pay CryoLife $2.25 million. CryoLife also agreed to indemnify and hold harmless St. Paul from any future claims, demands, suits or causes of action of any kind that may result from CryoLife pursuing future claims, relating to the claims underlying the agreement, against another former insurer. Each party is responsible for its attorneys’ fees arising from the agreement and the matters settled. Except as discussed above, St. Paul has no material relationship with CryoLife or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: September 29, 2006	By: /s/ D. Ashley Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer